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                                                                       EXHIBIT 5


                                                                   13 APRIL 2001



                    [LETTERHEAD OF APPLEBY SPURLING & KEMPE]



Tyco International Ltd.
The Zurich Centre
Second Floor
90 Pitts Bay Road
Pembroke HM 08
Bermuda


Dear Sirs


TYCO INTERNATIONAL LTD. (THE "COMPANY")



We have acted as attorneys for the Company in connection with the Registration Statement on Form S-4 (File No. 333-57850) (the "Registration Statement") filed by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933 (as amended). The Registration Statement has been filed in connection with the proposed merger (the "Merger") of The CIT Group, Inc. ("CIT") with and into Tyco Acquisition Corp. XIX (NV) ("Tyco Acquisition"), a direct wholly-owned subsidiary of the Company pursuant to the Agreement and Plan of Merger by and between Tyco Acquisition and CIT dated as of March 12, 2001 (the "Merger Agreement"). In the Merger, each share of common stock of CIT will be exchanged for a fraction of a common share of the Company (the "Common Shares") with cash being paid in lieu of the issuance of any fractional Common Share.


For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "Documents").

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Merger Agreement.

ASSUMPTIONS

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, notarised or photostatic copies;

(b) the genuineness of all signatures on the documents;


(c) the authority, capacity and power of each of the persons signing the documents which we have reviewed (other than the Directors or Officers of the Company);



(d) that any factual statements made in any of the documents are true, accurate and complete;



(e) that the Searches were complete and accurate at the time they were made and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;



(f) that Tyco Acquisition and the Company have entered into their respective obligations under or pursuant to the Merger Agreement, as the case may be, in good faith for the purpose of carrying on their business and that, at the time they did so, there were reasonable grounds for believing that the transactions contemplated by the Merger Agreement would benefit Tyco Acquisition and the Company;



(g) that the Merger Agreement will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with its terms, under the laws of the State of Delaware, by which it is expressed to be governed; and



(h) that when filed the Proxy Statement/Prospectus will not differ in any material respect from the draft which we have examined for the purpose of this opinion.

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OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1) The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2) All necessary corporate action required to be taken by the Company in connection with the issue by the Company of the Common Shares pursuant to Bermuda law has been taken by or on behalf of the Company, and all necessary approvals of Governmental authorities in Bermuda have been duly obtained for the issue by the Company of the Common Shares.


(3) When issued and exchanged for shares of common stock of CIT pursuant to and in accordance with the terms and conditions referred to or summarised in the Resolutions, the Merger Agreement and in the Proxy Statement/Prospectus, and upon completion of the transactions provided for in the Merger Agreement, the Common Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.


(4) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof in respect of the issue of the Common Shares.

RESERVATIONS

We have the following reservations:

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b) In paragraph (1) above, the term "good standing" means that the Company has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

(c) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

DISCLOSURE


This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the Securities and Exchange Commission. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.


We hereby consent to the inclusion of the opinion as an exhibit to the Registration Statement and to the references to our firm in the Proxy Statement/Prospectus.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ APPLEBY SPURLING & KEMPE

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                                    SCHEDULE

1.  copy of the executed Merger Agreement;


2. copy of the Proxy Statement/Prospectus to be filed with the Securities and Exchange Commission as part of Amendment No. 1 to the Form S-4 Registration Statement (Registration No. 333-57850 as emailed to us in April 2001;



3. an Officer's Certificate dated 11 April 2001 issued by Mark H. Swartz, Executive Vice President and Chief Financial Officer of the Company (the "Officer's Certificate") in respect of resolutions adopted by the Board of Directors on 12 and 26 March 2001 (collectively, the "Resolutions");



4. the entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search done on 12 April 2001 (the "Company Search");



5. the entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search done on 12 April 2001 (the "Litigation Search");


6. certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of the Company (collectively referred to as the "Constitutional Documents");

7. a copy of the permissions dated 20 April 1999, 29 April 1999 and 11 June 1999 given by the Bermuda Monetary Authority under the Exchange Control Act
    (1972) and related regulations for the issue of Common Shares in the capital of the Company; and


8.  a copy of the Share Register of the Company as at 31 March 2001.


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